CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

U.S. Home & Garden Inc.
San Francisco, California

We hereby consent to the incorporation by reference in the Registration Nos. 33-82758, 33-89800, 33-94924 and 333-21667 on Form S-3 and Nos. 33-55020,
33-71978 and 333-44459 on Form S-8 of U.S. Home & Garden Inc. of our report dated August 12, 1998, relating to the consolidated financial statements and Schedule of U.S. Home & Garden Inc. appearing in this Annual Report of Form 10-K of U.S. Home & Garden Inc. for the year ended June 30, 1998.


/s/ BDO SEIDMAN, LLP

BDO SEIDMAN, LLP


San Francisco, California
September 28, 1998